EX-99.j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Delaware Group Equity Funds IV of our report dated May 29, 2026, relating to the financial statements and financial highlights of Nomura Healthcare Fund, which appears in Delaware Group Equity Funds IV’s Certified Shareholder Report on Form N-CSR for the year ended March 31, 2026, and we hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Ivy Funds of our reports dated May 29, 2026, relating to the financial statements and financial highlights of Nomura Asset Strategy Fund, Nomura Balanced Fund, Nomura Core Equity Fund, Nomura Global Growth Fund, Nomura International Core Equity Fund, Nomura Large Cap Growth Fund, Nomura Mid Cap Growth Fund, Nomura Mid Cap Income Opportunities Fund, Nomura Smid Cap Core Fund, Nomura Small Cap Growth Fund, Nomura Systematic Emerging Markets Equity Fund, Nomura Climate Solutions Fund, Nomura Natural Resources Fund, Nomura Real Estate Securities Fund, Nomura Science and Technology Fund, Nomura Global Bond Fund and Nomura High Income Fund, which appear in Ivy Funds’ Certified Shareholder Reports on Form N-CSR for the year ended March 31, 2026. We also consent to the references to us under the headings “Financial Highlights” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
July 29, 2026